Exhibit 10.5

EXECUTION VERSION

OMNIBUS AGREEMENT

(CONSENT, FOURTH AMENDMENT AND SECOND WAIVER)

This OMNIBUS AGREEMENT (CONSENT, FOURTH AMENDMENT AND SECOND WAIVER AGREEMENT), dated as of                     , 2006 (this “Omnibus Agreement”), is by and among ASA OPCO HOLDINGS, LLC, a Delaware limited liability company (“ASA Holdings”), ASA ALBION, LLC, a Delaware limited liability company (“Albion”), ASA BLOOMINGBURG, LLC, a Delaware limited liability company (“Bloomingburg”), and ASA LINDEN, LLC, a Delaware limited liability company (“Linden” and, together with ASA Holdings, Albion and Bloomingburg, the “Borrowers”), ASA Holdings, as Borrowers’ Agent, each of the Lenders party hereto, and WESTLB AG, New York Branch, as Administrative Agent for the Lenders (the “Administrative Agent”).

WHEREAS, pursuant to the Credit Agreement, dated as of February 6, 2006 (as amended by the First Amendment to Credit Agreement, dated as of May 23, 2006, the Second Amendment to Credit Agreement, dated as of August 15, 2006, and the Third Amendment to Credit Agreement, dated as of August 30, 2006, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Borrowers’ Agent, each of the Lenders from time to time party thereto, the Administrative Agent, First National Bank of Omaha, as Collateral Agent for the Senior Secured Parties, First National Bank of Omaha, as Accounts Bank, WestLB AG, New York Branch, as Co-Syndication Agent, Lead Arranger, and Sole Lead Bookrunner, First National Bank of Omaha and Standard Chartered Bank, as Co-Syndication Agents and Lead Arrangers and CIT Capital USA INC. and ING Capital LLC, as Co-Documentation Agents and Lead Arrangers, the Lenders agreed to make a credit facility available to the Borrowers, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to a waiver agreement dated as of July 31, 2006 among the Borrowers, the Borrowers’ Agent, the Administrative Agent and the Lenders (the “First Waiver Agreement”), the Lenders granted the Borrowers’ request for certain waivers under the Credit Agreement;

WHEREAS, pursuant to a letter dated November 21, 2006 delivered by the Borrowers’ Agent to the Administrative Agent (the “Second Request Letter”), the Borrowers have requested, among other things, that the Lenders (i) extend the time period for certain temporary waivers and consents that the Lenders granted pursuant to the First Waiver Agreement, (ii) grant certain additional waivers under the Credit Agreement, (iii) grant a consent requested by the Borrowers pursuant to the Credit Agreement and (iv) agree to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Credit Agreement and herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Credit Agreement.

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

Section 1. Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Credit Agreement.

Section 2. Extension of Existing Waivers. Pursuant to Section 11.01 (Miscellaneous Provisions – Amendments, Etc.) of the Credit Agreement and Section 7 of the First Waiver Agreement, the Lenders hereby grant to the Borrowers an extension (the “Extension”) of certain temporary waivers and consents that the Lenders granted to the Borrowers pursuant to the First Waiver Agreement in respect of the Borrowers’ non-compliance with certain provisions of the Credit Agreement as specified, and subject to the terms and conditions set forth, in Annex A hereto (the “Extended Waivers”).

Section 3. Additional Waivers. Pursuant to Section 11.01 (Miscellaneous Provisions – Amendments, Etc.) of the Credit Agreement, the Lenders hereby grant to the Borrowers a waiver and consent (the “Waiver”) of the non-compliance of the Borrowers with those provisions of the Credit Agreement for which the Borrowers have sought a waiver or a consent, as specified, and subject to the terms and conditions set forth, in Annex B hereto (the “Waived Provisions”).

Section 4. Consent. Pursuant to Section 11.01 (Miscellaneous Provisions – Amendments, Etc.) of the Credit Agreement, the Lenders hereby grant to the Borrowers a consent (the “Consent”) with respect to those provisions in the Credit Agreement for which the Borrowers have sought a consent, as specified, and subject to the terms and conditions set forth, in Annex C hereto (the “Consented Provisions”).

Section 5. Amendments to the Credit Agreement. The parties hereto hereby agree to amend (the “Amendment”) the following provisions of the Credit Agreement in the manner set forth as follows:

(a) Section 1.01(Defined Terms) of the Credit Agreement is hereby amended by inserting the following new definition in alphabetical order:

“ “ASA Biofuels’ IPO” means an initial public offering of shares of ASA Biofuels consummated for an amount equal to or exceeding one hundred million Dollars ($100,000,000).”

(b) Clauses (iii) and (iv) of the definition of “Change of Control” in Section 1.01 (Defined Terms) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“(iii) Cargill fails to own at least 4.9237% of all Equity Interests (including all classes) in ASA Biofuels (provided that upon consummation of the

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ASA Biofuels’ IPO, it will not constitute a “Change of Control” if, due solely to a dilution occurring as a result of such IPO, Cargill fails to own at least 4.9237% of all Equity Interests (including all classes) in ASA Biofuels, and no other dilution or transfer will be permitted); or (iv) prior to the Conversion Date, Fagen fails to own at least 2.6377% of all Equity Interests (including all classes) in ASA Biofuels (provided that upon consummation of the ASA Biofuels’ IPO, it will not constitute a “Change of Control” if, due solely to a dilution occurring as a result of such IPO, Fagen fails to own at least 2.6377% of all Equity Interests (including all classes) in ASA Biofuels, and no other dilution or transfer will be permitted); provided that notwithstanding the foregoing clauses (iii) and (iv), it will not constitute a “Change of Control” if, subsequent to the consummation of the ASA Biofuels’ IPO, Cargill’s and Fagen’s respective percentage ownership of all Equity Interests (including all classes) in ASA Biofuels is diluted solely through a pro rata secondary offering by all then-existing shareholders of ASA Biofuels, and no other dilution or transfer will be permitted.”

(c) Section 6.03(a)(vii) (Conditions to All Construction Loan Borrowings – Borrowing Notice) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(vii) a certification of a Financial Officer of the Borrowers’ Agent confirming that the cumulative amount of all Borrowings for such Plant, including the amount of the requested Borrowing, is in compliance with the Drawdown Schedule for such Plant, it being understood that such cumulative amount shall be in compliance if it does not exceed the corresponding amount set forth in the “Cumulative” column of the Drawdown Schedule for such Plant (or, if such cumulative amount would be in excess of the Drawdown Schedule, such deviation from the Drawdown Schedule has been approved by the Independent Engineer and the Required Lenders).”

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(d) Exhibit D (Drawdown Schedule) to the Credit Agreement is hereby amended to delete the column entitled “Amount” in its entirety as it appears in all three tables: I. Albion Plant, II. Bloomingburg Plant and III. Linden Plant.

Section 6. Representations and Acknowledgements. Each of the Extensions, Waivers and Consents by the Lenders is made in reliance on each of the Borrowers’ representations and acknowledgements set forth in the Annexes hereto. In the event that any of the Borrowers’ representations and/or acknowledgements set forth in the Annexes hereto is false or inaccurate in any material respect as of the date hereof, the Extension with respect to the Extended Waiver(s), the Waiver with respect to the Waived Provision(s) or the Consent with respect to the Consented Provision(s), as applicable, in connection with which such representation and/or acknowledgement was made shall be deemed void ab initio; provided, that no such falsity or inaccuracy shall have any effect on the Extension with respect to any other Extended Waiver, the Waiver with respect to any other Waived Provision or the Consent with respect to any other Consented Provision, as applicable.

Section 7. Certification by the Borrowers. Each of the Extensions, Waivers and Consents by the Lenders is further made in reliance on the Borrowers’ certifications that (i) as of the date hereof and other than in connection with the Waived Provisions, the Extended Waivers and the Consented Provisions, no Default or Event of Default has occurred and is continuing under the Credit Agreement, and (ii) all of the information provided in the Second Request Letter is true, complete and correct in all material respects.

Section 8. Limited Purpose; Effect on Credit Agreement. Notwithstanding anything contained herein, the Extensions, Waivers and Consents contained in this Omnibus Agreement (i) are limited extensions, waivers and consents, (ii) are effective only with respect to the transactions described in this Omnibus Agreement for the specific instance and the specific purpose for which they are given, (iii) shall not be effective for any other purpose or transaction, and (iv) do not constitute an amendment or basis for a subsequent extension, waiver or consent of any of the provisions of the Credit Agreement. Except as expressly amended hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Omnibus Agreement shall constitute a waiver by the Lenders, other than as expressly provided herein, of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future. The Credit Agreement shall, together with the amendments set forth in this Omnibus Agreement, be read and construed as a single agreement. All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

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Section 9. Effective Date. Upon execution of this Omnibus Agreement by Lenders (excluding all Non-Voting Lenders) holding in excess of two-thirds (2/3) of the Construction Loan Commitments (excluding the Construction Loan Commitments of all Non-Voting Lenders), the Administrative Agent, each of the Borrowers and the Borrowers’ Agent, the Extension, the Waiver, the Consent and the Amendment shall become effective as of November 30, 2006; provided, that with respect to Sections 1(A), 2(A), 3(A), 4(A), 5(A)(i), (ii), (v) and (vi) and 6(A) of Annex A hereto, the effectiveness of the Extension with respect to the Extended Waiver specified therein shall terminate on the specific dates and/or upon the occurrence of the specific events set forth in clause (B) of each such Section (unless extended or further extended, as the case may be, in accordance with Section 10 (Extension of Waived Provisions)).

Section 10. Extension of Waived Provisions. To the extent that the Borrowers may request an extension of the Extension of any Extended Waiver beyond the time provided in Annex A, each of the Lenders hereby consents and agrees that, notwithstanding anything to the contrary in Section 11.01 (Amendments, Etc.) of the Credit Agreement, any such extension of any such Extension that would otherwise require the approval of all of the Lenders may be granted with the written consent of the Administrative Agent and of Lenders (excluding all Non-Voting Lenders) holding in excess of two-thirds (2/3) of the Construction Loan Commitments (excluding the Construction Loan Commitments of all Non-Voting Lenders).

Section 11. Financing Document. The parties hereto agree that this Omnibus Agreement is a Financing Document.

Section 12. Authority; Etc. The execution and delivery by each of the Borrowers and the Borrowers’ Agent of this Omnibus Agreement are within the organizational authority of each of them and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, each Borrower and the Borrowers’ Agent.

Section 13. Miscellaneous.

(a) THIS OMNIBUS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

(b) Section headings in this Omnibus Agreement are included herein for convenience of reference only and shall not constitute a part of this Omnibus Agreement for any other purpose or be given any substantive effect.

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(c) This Omnibus Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(d) Delivery of an executed counterpart of a signature page of this Omnibus Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Omnibus Agreement.

[The remainder of this page was left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Agreement (Consent, Fourth Amendment and Second Waiver) to be executed by their respective officers as of the day and year first above written.

ASA OPCO HOLDINGS, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA ALBION, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA BLOOMINGBURG, LLC, as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

ASA LINDEN, LLC,
as Borrower

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

ASA OPCO HOLDINGS, LLC,
as Borrowers’ Agent

By:	/s/ George Schaefer
Name:	George Schaefer
Title:	CFO

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

WESTLB AG, NEW YORK BRANCH, as Lender

By:	/s/ PAUL VASTOLA
Name:	PAUL VASTOLA
Title:	DIRECTOR

By:	/s/ THOMAS D. MURRAY
Name:	THOMAS D. MURRAY
Title:	MANAGING DIRECTOR

WESTLB AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ PAUL VASTOLA
Name:	PAUL VASTOLA
Title:	DIRECTOR

By:	/s/ THOMAS D. MURRAY
Name:	THOMAS D. MURRAY
Title:	MANAGING DIRECTOR

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FIRST NATIONAL BANK OF OMAHA, As Lender

By:	/s/ FALLON SAVAGE
Name:	FALLON SAVAGE
Title:	COMMERCIAL LOAN OFFICER

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STANDARD CHARTERED BANK, as Lender

By:	/s/ PAUL CLIFFORD
Name:	PAUL CLIFFORD
Title:	SENIOR VICE PRESIDENT HEAD OF PROJECT FINANCE AMERICAS

By:	/s/ ANDREW Y. NG
Name:	ANDREW Y. NG
Title:	DIRECTOR STANDARD CHARTERED BANK NY

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CIT CAPITAL USA INC.,
as Lender

By:	/s/ Robert W. Sexten
Name:	Robert W. Sexten
Title:	Managing Director

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ING CAPITAL LLC, as Lender

By:	/s/ Daniel W. Lamprecht
Name:	Daniel W. Lamprecht
Title:	Managing Director

By:	/s/ Richard Ennis
Name:	Richard Ennis
Title:	Managing Director

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FARM CREDIT SERVICES OF AMERICA, FLCA, as Lender

By:	/s/ Gary Mazour
Name:	Gary Mazour
Title:	V.P.

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SCOTIABANC INC., as Lender

By:	/s/ William E. Zarrett
Name:	William E. Zarrett
Title:	Managing Director

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AGFIRST FARM CREDIT BANK, as Lender

By:	/s/ Bruce B. Fortner
Name:	Bruce B. Fortner
Title:	Vice President

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BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, as Lender

By:	[Illegible]
Name:
Title:

By:	/s/ Ignacio Campillo
Name:	Ignacio Campillo
Title:	Executive Director Grupo Santander

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GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, As Lender

By:	/s/ Alfred S. Compton, Jr.
Name:	Alfred S. Compton, Jr.
Title:	VP/Sr. Lending Officer

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METROPOLITAN LIFE INSURANCE COMPANY, as Lender

By:	/s/ ERIK V. SAVI
Name:	ERIK V. SAVI
Title:	DIRECTOR

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BANK MIDWEST, N.A., as Lender

By:	/s/ DAVID L. RAMBO
Name:	DAVID L. RAMBO
Title:	SENIOR VICE PRESIDENT COMMERCIAL LENDING

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BANCO BILBAO VIZCAYA ARGENTARIA S.A., as Lender

By:	/s/ MARIA T. VIZAN
Name:	MARIA T. VIZAN
Title:	Vice President Global Corporate Banking

By:	/s/ HECTOR D. VILLEGAS
Name:	HECTOR D. VILLEGAS
Title:	Vice President Global Corporate Banking

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1st FARM CREDIT SERVICES, FLCA, as Lender

By:	/s/ Dale A. Richardson
Name:	Dale A. Richardson
Title:	VP, Illinois Capital Market Group

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NATIXIS, NEW YORK BRANCH
as Lender

By:	/s/ Pierre Audrain
Name:	Pierre Audrain
Title:	Director

By:	/s/ Robert Park
Name:	Robert Park
Title:	Associate

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INVESTEC BANK (UK) LIMITED, as Lender

By:	/s/ Grahame McGirr
Name:	Grahame McGirr
Title:	Credit

By:	/s/ Ian Wohlman
Name:	Ian Wohlman
Title:	Head of Credit

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AMARILLO NATIONAL BANK, as Lender

By:	/s/ Craig L. Sanders
Name:	Craig L. Sanders
Title:	Executive Vice President

By:	/s/ Mark Fields
Name:	Mark Fields
Title:	Vice President

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GMAC COMMERCIAL FINANCE LLC

By:	/s/ PATRICK N. RILEY
Name:	PATRICK N. RILEY
Title:	VICE PRESIDENT GROUP SENIOR RISK MANAGER

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ANNEX A

WAIVER EXTENSIONS REQUESTED

1.	Bloomingburg Permits

(A) Waiver Extension Request. Pursuant to (i) Section 6.01(k)(iii) (Conditions to First Construction Loan Borrowing - Governmental Approvals) of the Credit Agreement, it is required that, as a condition to the initial Borrowing, all Necessary Project Approvals (other than the Deferred Approvals) are in full force and effect, final and Non-Appealable; (ii) Section 6.05(b)(i) (Conditions to All Borrowings - Government Approvals) of the Credit Agreement, it is required that, as a condition to each Borrowing, all Governmental Approvals required by the proposed Borrowing Date for development of the Project are in full force and effect, final and Non-Appealable; (iii) Section 6.05(b)(v) (Conditions to All Borrowings - Government Approvals) of the Credit Agreement, it is required that, as a condition to each Borrowing, there is no proceeding pending or, to the Knowledge of any Borrower, threatened that seeks to rescind, terminate, modify, condition, suspend or otherwise alter in any material respect any Governmental Approval; and (iv) Section 6.05(g)(i) (Conditions to All Borrowings – No Litigation) of the Credit Agreement, it is required that, as a condition to each Borrowing, no action, suit, proceeding or investigation shall have been instituted or, to the Knowledge of any Borrower, threatened against any Borrower, ASA Biofuels, any Plant or the Project.

In the First Waiver Agreement the Borrowers acknowledged that such requirements would not be satisfied by the date of the initial Borrowing to the extent that they related to the Bloomingburg Air Permit and the Section 404 Permit (as each such term is defined in the First Waiver Agreement).

In the First Waiver Agreement the Borrowers consequently requested, and the Lenders granted, subject to the terms and conditions set forth in the First Waiver Agreement, a temporary waiver of (I) the requirement that the conditions set forth in clauses (i) and (ii) above (to the extent they relate to each of the Section 404 Permit and the Bloomingburg Air Permit) be satisfied on or before the date of the initial Borrowing and the date of any other Borrowing that occurred prior to November 30, 2006, and (II) the requirement that the conditions set forth in clauses (iii) and (iv) above (to the extent they related to the threatened appeals concerning the Bloomingburg Air Permit referred to under the heading “Temporary waiver re: “non-appealable” nature of the Issued Permit” in Section III of the Request Letter (as defined in the First Waiver Agreement) (which the Borrowers report in the Second Request Letter have been filed since the First Waiver Agreement) be satisfied on or before the date of the initial Borrowing for the Bloomingburg Construction Loans and the date of any other Borrowing that occurred prior to November 30, 2006.

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The Borrowers hereby request an extension of the temporary waivers of the requirements described above in this clause 1(A) above until March 31, 2007 with respect to the Bloomingburg Appeals (as defined in the Second Request Letter).

(B) Borrowers’ Covenants; Effectiveness. (i) Each of the Borrowers hereby covenants and agrees that the requirements set forth in clauses (i) through (iv) of clause 1(A) above (to the extent each of them relates to the Bloomingburg Appeals and the permits that are the subject of such appeals) will be satisfied on or before March 31, 2007. If such requirements are not satisfied by March 31, 2007, no Borrowing may thereafter be requested with respect to the Bloomingburg Plant.

(ii) The effectiveness of the waiver extension relating to the requirements described in clauses (i) through (iv) of clause 1(A) above shall terminate upon the earlier to occur of (i) March 31, 2007 and (ii) the date, if any, on which the Bloomingburg Appeals are determined in a manner that (1) terminates or suspends the effectiveness of any permit that is subject to the Bloomingburg Appeals, (2) has or would have an adverse impact on the financial condition or operations of Bloomingburg, or (3) could otherwise result in a Material Adverse Effect on Bloomingburg or the Bloomingburg Plant.

2.	Albion Air Permit – Design-Build Emission Guarantees

(A) Waiver Extension Request. Pursuant to Section 6.02(i) (Conditions to First Borrowing for Each Plant – Air Permits) of the Credit Agreement, it is required that, prior to the initial Borrowing for the Albion Plant, the guarantee of the Design Builder with respect to air emissions set forth in the Albion Design Build Contract meet the requirements of the final air quality construction permit of the Albion Plant. In the First Waiver Agreement the Borrowers acknowledged that such requirement would not be satisfied by the date of the initial Borrowing for the Albion Plant. The Borrowers consequently requested, and the Lenders granted, subject to the terms and conditions set forth in the First Waiver Agreement, a temporary waiver of the requirement that such condition be satisfied on or before the initial Borrowing Date, and the Borrowers covenanted and agreed that the requirement would be satisfied on or before November 30, 2006.

The Borrowers hereby request an extension of the temporary waiver described in this clause 2(A) until January 31, 2007.

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Annex A	2

(B) Borrowers’ Covenant; Effectiveness. (i) Each of the Borrowers hereby covenants and agrees that the requirement that the guarantee of the Design Builder with respect to air emissions set forth in the Albion Design Build Contract meet the requirements for the final air quality construction permit for the Albion Plant will be satisfied on or before January 31, 2007. If such requirement is not satisfied by such date, no Borrowing may thereafter be requested or made with respect to the Albion Plant.

(ii) The effectiveness of the waiver requested pursuant to clause 2(A) above shall terminate on January 31, 2007.

3.	Linden Air Permit – Design-Build Emission Guarantees

(A) Waiver Extension Request. Pursuant to Section 6.02(i) (Conditions to First Borrowing for Each Plant – Air Permits) of the Credit Agreement, it is required that, prior to the initial Borrowing for the Linden Plant, the guarantee of the Design Builder with respect to air emissions set forth in the Linden Design Build Contract meet the requirements of the final air quality construction permit of the Linden Plant. In the First Waiver Agreement the Borrowers acknowledged that such requirement would not be satisfied by the date of the initial Borrowing for the Linden Plant. The Borrowers consequently requested, and the Lenders granted, subject to the terms and conditions set forth in the First Waiver Agreement, a temporary waiver of the requirement that such condition be satisfied on or before the initial Borrowing Date, and the Borrowers covenanted and agreed that the requirement would be satisfied on or before November 30, 2006.

The Borrowers hereby request an extension of the temporary waiver described in this clause 3(A) until January 31, 2007.

(B) Borrowers’ Covenant; Effectiveness. (i) Each of the Borrowers hereby covenants and agrees that the requirement that the guarantee of the Design Builder with respect to air emissions set forth in the Linden Design Build Contract meet the requirements for the final air quality construction permit for the Linden Plant will be satisfied on or before January 31, 2007. If such requirement is not satisfied by such date, no Borrowing may thereafter be requested or made with respect to the Linden Plant.

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(ii) The effectiveness of the waiver requested pursuant to clause 3(A) above shall terminate on January 31, 2007.

4.	Preliminary Construction Documents – Heat and Material Balance Documentation

(A) Waiver Extension Request. Pursuant to Section 6.01(s)(i)(A) (Conditions to First Construction Loan Borrowing – Schedules) of the Credit Agreement, it is required that, as a condition to the initial Borrowing, the Administrative Agent shall have received a copy of each Preliminary Construction Document (as defined in each Design Build Contract), each in form and substance reasonably satisfactory to each Lender and the Independent Engineer and certified by an Authorized Officer of the Borrowers’ Agent. In the First Waiver Agreement the Borrowers acknowledged that such Preliminary Construction Documents had not been provided to the Administrative Agent. The Borrowers consequently requested, and the Lenders granted, subject to the terms and conditions set forth in the First Waiver Agreement, a temporary waiver of the requirement set forth in Section 6.01(s)(i)(A) of the Credit Agreement until November 30, 2006.

In the First Waiver Agreement the Borrowers covenanted and agreed, among other things, that, on or before November 30, 2006, the Independent Engineer would have full access (which it was understood could be at the Plant Sites, at the offices of the Design Builder, or at the offices of ICM) to complete copies of the “On-Site Documents” (as defined in the First Waiver Agreement), which included heat and material balance documentation, and that such On-Site Documents would be in form and substance satisfactory to the Independent Engineer.

The Borrowers acknowledge that, of the On-Site Documents, only the heat and material balance documentation has not been provided to the Administrative Agent (which has recently been received by the Borrower, but has not yet been provided to or reviewed by the Independent Engineer on-site). Consequently, the Borrowers hereby request an extension of the temporary waiver described in this clause 4(A) regarding provision of the heat and material balance documentation (i) with respect to the Albion Plant and Linden Plant, until January 31, 2007, and (ii) with respect to the Bloomingburg Plant, until January 31, 2007 to the extent the initial Borrowing of the Bloomingburg Construction Loans is made prior to such date.

(B) Borrowers’ Covenants. (i) Each of the Borrowers hereby covenants and agrees that (a) with respect to the Albion Plant and Linden Plant, on or before January 31, 2007 and (b) with respect to the Bloomingburg Plant, on January 31, 2007 to the extent the initial Borrowing of the Bloomingburg Construction Loans is made on or prior to such date, the Independent Engineer will have full access

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(which may be at the Plant Sites, at the offices of the Design Builder, or at the offices of ICM) to complete copies of the heat and material balance documentation for such Plant, and such documentation shall be in form and substance satisfactory to the Independent Engineer. If this condition is not satisfied (a) with respect to the Albion Plant and the Linden Plant, on or before January 31, 2007, and (b) with respect to the Bloomingburg Plant, on or before January 31, 2007 to the extent the initial Borrowing of the Bloomingburg Construction Loans is made on or prior to such date, and the Administrative Agent has not received written confirmation thereof from the Independent Engineer, no additional Borrowing with respect to any Plant for which such requirement has not been satisfied may be requested or made.

5.	Linden Agreement for Water Services

(A) Waiver Extension Request. (i) Pursuant to Section 5.11(c) (Representations and Warranties - Transaction Documents and Other Documents; Representations and Warranties in Transaction Documents) of the Credit Agreement, it is required that each of the agreements set forth on Schedule 5.11-B be in full force and effect on or prior to the dates set forth for each such agreement on Schedule 5.11-B. In the First Waiver Agreement the Borrowers acknowledged that, with respect to the Linden agreement regarding water services, such requirement would not be satisfied on or prior to the relevant date specified on Schedule 5.11-B. The Borrowers consequently requested, and the Lenders agreed to grant, subject to the terms and conditions of the First Waiver Agreement, a temporary waiver of any Default or Event of Default arising out of or resulting from the failure to comply with the requirement set forth in Section 5.11(c) of the Credit Agreement, with respect to the Linden agreement regarding water services on or before November 30, 2006.

The Borrowers acknowledge that they have not yet entered into the Linden agreement regarding water services. Consequently, the Borrowers hereby request that the temporary waiver described in clause 5(A) be extended for the Linden agreement regarding water services until December 31, 2006.

(ii) As noted in clause (i) above, pursuant to Section 5.11(c) of the Credit Agreement, it is required that each of the agreements set forth on Schedule 5.11-B be in full force and effect on or prior to the dates set forth for each such agreement on Schedule 5.11-B. One of the agreements set forth in such schedule for the Linden Plant is the “Easement for well”, which is required to be executed within 240 days from the Linden Notice to Proceed. The Borrowers hereby request that the deadline for satisfying this requirement be extended for the Linden well easement until the date that is ninety (90) days from the date hereof.

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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The Borrowers report in the Second Request Letter that they are in the final stages of negotiating with the Town of Linden for the supply of water to the Linden Plant and that, rather than obtain an easement for a well, ASA Linden intends to acquire three parcels of real property to use as well sites to supply water to the Linden Plant (the “Well Sites”). Upon execution of the Linden agreement for water services with the Town of Linden, ASA Linden will transfer the Well Sites to the Town of Linden for the same price that ASA Linden acquired the Well Sites. (The plan outlined above, the “Linden Well Plan”) Consequently, the Borrowers hereby request that, upon completion of the actions described in this paragraph, the requirement in Section 5.11(c) of the Credit Agreement that each of the agreements set forth on Schedule 5.11-B be in full force and effect on or prior to the dates set forth for each such agreement on Schedule 5.11-B be deemed to be satisfied to the extent such requirement relates to the “Easement for well” identified in such schedule for the Linden Plant.

(iii) Paragraph (ii) of Section 7.01(o) (Affirmative Covenants – Preservation of Title; Acquisition of Additional Property) of the Credit Agreement requires that, prior to the acquisition or lease of any additional real property interests described in Section 7.01(o)(i) of the Credit Agreement, the Borrowers must deliver to the Administrative Agent an Environmental Site Assessment Report(s) with respect to such real property (if, in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, such Environmental Site Assessment Report(s) with respect to such real property interests is warranted), in each case, along with a corresponding reliance letter from the consultant issuing such report(s), and each such environmental report shall be in form and substance reasonably satisfactory to the Required Lenders.

In light of the Linden Well Plan, the Borrowers hereby request approval by the Required Lenders of the Environmental Site Assessment Reports for the Well Sites described in and attached to the Borrowers’ letter to the Administrative Agent dated October 13, 2006.

(iv) Section 7.02(f) (Negative Covenants – Asset Dispositions) of the Credit Agreement requires that, subject to certain exceptions, the Borrowers shall not sell, lease, assign, transfer or otherwise dispose of assets. The Borrowers hereby request a waiver of such requirements to the extent that they would prohibit the Borrowers from completing the transfer of the Well Sites to the Town of Linden in connection with the Linden Well Plan.

(v) Section 6.03(d) (Conditions to All Construction Loan Borrowings – Updated Survey) of the Credit Agreement requires that if any Borrower acquires any land (leasehold, fee or easement) not shown on the then-current Survey, the Administrative Agent shall have received an updated Survey of the Sites

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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including such new leasehold, fee or easement areas. In light of the Linden Well Plan, the Borrowers hereby request a waiver of such requirement to the extent that it would require Linden to deliver an updated Survey of the Site for the Linden Plant to reflect the Well Sites; provided, that the Borrowers transfer the Well Sites to the Town of Linden within ninety (90) days of this Omnibus Agreement.

(vi) Section 7.01(o)(i)(i) (Affirmative Covenants – Preservation of Title; Acquisition of Additional Property) of the Credit Agreement requires, among other things, that if any Borrower shall at any time acquire any real property or leasehold or other interest in real property, such Borrower shall promptly upon such acquisition, execute, deliver and record a supplement to the relevant Mortgage.

In light of the Linden Well Plan, the Borrowers hereby request a waiver of such requirement to the extent that it would require Linden to deliver a supplement to the Mortgage for the Linden Plant to reflect the Well Sites; provided, that the Borrowers transfer the Well Sites to the Town of Linden within ninety (90) days of this Omnibus Agreement.

(B) Borrowers’ Covenant; Effectiveness. (i) Each of the Borrowers hereby covenants and agrees that the Linden agreement regarding water services will be entered into on or before December 31, 2006. Each of the Borrowers hereby further agrees to complete the Linden Well Plan on or before December 31, 2006, it being understood that upon such completion the requirement of Section 5.11(c) of the Credit Agreement will be deemed to be satisfied to the extent it regards the “Easement for well” set forth in Schedule 5.11-B for the Linden Plant. If such requirements are not satisfied by such date, no Borrowing may thereafter be requested or made with respect to the Linden Plant.

(ii) The effectiveness of the waiver requested pursuant to clause (i) of 5(A) above shall terminate on December 31, 2006. The effectiveness of the waivers requested pursuant to clauses (ii), (v) and (vi) of 5(A) above shall terminate on the date that is ninety (90) days from the date hereof.

6.	Conditions to Borrowing – Representations and Warranties

(A) Waiver Extension Request. Pursuant to Sections 6.01(c)(i)(B) (Conditions to First Construction Loan Borrowing – Officer’s Certificates) and Section 6.05(a) (Conditions to All Borrowings - Borrowers’ Certifications) of the Credit Agreement, it is required that all of the representations and warranties made by the Borrowers in the Credit Agreement and Financing Documents are true and correct in all material respects on and as of the relevant Borrowing Date. The Borrowers acknowledged in the First Waiver Agreement that such

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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requirements would not be satisfied on the date of the initial Borrowing for each Plant, but only to the extent that they related to the representations and warranties made in (i) Section 5.03(a) (Governmental Approvals) of the Credit Agreement that all necessary Governmental Approvals are in full force and effect, final and Non-Appealable, (ii) Section 5.09 (Litigation) of the Credit Agreement that there is no pending or, to the Knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy against or affecting any Borrower, any Plant, ASA Biofuels or the Project, and (iii) Section 5.11(c) (Transaction Documents and Other Documents; Representations and Warranties in Transaction Documents) of the Credit Agreement that all of the agreements set forth in Schedule 5.11-B are in full force and effect on or prior to the relevant dates set forth for each such agreement on Schedule 5.11-B, as each of the representations and warranties referred to in clauses (i) through (iii) above may relate to, and only to the extent of, the waived provisions.

The Borrowers consequently requested, and the Lenders granted, subject to the terms and conditions set forth in the First Waiver Agreement, a temporary waiver of the requirement that such conditions be satisfied on or before the date of the initial Borrowing and the date of any other Borrowing that occurred prior to the termination of such waiver. The First Waiver Agreement provided that the temporary waiver would terminate with respect to each waived provision on the date that the First Waiver Agreement ceased to be effective with respect to such waived provision.

Consequently, the Borrowers hereby request an extension of the waiver of the requirement that such conditions be satisfied on or before the date of any other Borrowing that occurs prior to the termination of the Extension of each such Extended Waiver as provided in (B) below.

(B) Effectiveness. The waiver extension requested pursuant to clause 6(A) above shall cease to be effective with respect to each Extended Waiver on the date that the Extension of such Extended Waiver ceases to be effective.

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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ANNEX B

WAIVERS REQUESTED

7.	Copies of Governmental Approvals

(A) Waiver Request. Section 6.05(b)(vii) (Conditions to All Borrowings – Government Approvals) of the Credit Agreement requires as a condition to each Borrowing that the Administrative Agent must have received copies of all Governmental Approvals obtained since the last Borrowing certified by an Authorized Officer of the Borrowers’ Agent as true, correct, complete and in full force and effect.

The Borrowers acknowledge that the Governmental Approvals identified on Attachment D to the Second Request Letter had been obtained on one or more dates when an Authorized Officer of the Borrowers’ Agent delivered the certification required pursuant to Section 6.05(b)(vii) of the Credit Agreement, and that such Governmental Approvals were not included in any such certificates. Concurrently with their delivery of the Second Request Letter the Borrowers have provided copies of such Governmental Approvals to the Administrative Agent, together with the required certification by an Authorized Officer.

The Borrowers hereby request that the Lenders waive the breach of Section 6.05(b)(vii) of the Credit Agreement, and any Default or Event of Default arising therefrom, that resulted from the inaccuracy of any Authorized Officer’s certificate delivered pursuant to such Section which omitted any of the Governmental Approvals described in the paragraph immediately above on or after the date when such Governmental Approvals had been obtained.

(B) Borrowers’ Representation. Each of the Borrowers hereby represents and warrants that the copies of Governmental Approvals previously provided to the Administrative Agent and the copies of Governmental Approvals provided to the Administrative Agent concurrently with the Second Request Letter constitute all of the Governmental Approvals required to be delivered in connection with all previous Borrowings under the Credit Agreement.

8.	Notice of Default or Event of Default

(A) Waiver Request. Pursuant to Section 7.03(e) (Covenants – Reporting Requirements) of the Credit Agreement, the Borrowers are required to furnish to the Administrative Agent, as soon as possible and in any event within five days after the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrowers’ Agent setting forth details of such Default

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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or Event of Default and the actions that the Borrowers have taken and propose to take with respect thereto. The Borrowers hereby request a waiver of any Default or Event of Default arising out of or resulting from the failure to provide such statements within the relevant time periods provided in the Credit Agreement in connection with the required certifications described in clause 7 above.

(B) Borrowers’ Representation. Each of the Borrowers hereby represents and warrants that, other than as described in this Omnibus Agreement, no Default or Event of Default has occurred and is continuing.

9.	Default or Event of Default if Waiver Not Effective on or Before November 30, 2006

The Borrowers hereby request that to the extent this Omnibus Agreement does not take effect on or before November 30, 2006, any and all Defaults and Events of Default arising under the Credit Agreement solely as a consequence thereof, including but not limited to Defaults and Events of Default that would arise as a result of the Borrowers’ failure to comply with Section 5.11(c), 6.01(k)(iii), 6.01(s)(i)(A), 6.02(i), 6.05(b)(i), 6.05(b)(v) or 6.05(g)(i) of the Credit Agreement, shall be waived until the date this Omnibus Agreement becomes effective.

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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ANNEX C

CONSENT REQUESTED

10.	Albion Change Order

(A) Consent Request. Section 7.02(m)(iii) (Negative Covenants – Project Documents) of the Credit Agreement requires that, unless certain conditions are satisfied, no Borrower shall enter into or approve any Change Orders without the approval of the Required Lenders (acting in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed.

The Borrowers hereby request the Lenders’ consent to the proposed Change Order attached to the Consent and Second Waiver Request to cover the cost of the Albion Water Treatment System Agreement, as more fully described in such Change Order.

Omnibus Agreement (Consent, Fourth Amendment and Second Waiver)

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